Exhibit 5.1

October 31, 2013

Apricus Biosciences, Inc.

11975 El Camino Real, Suite 300

San Diego, CA 92130

Ladies and Gentlemen:

We have acted as special Nevada counsel to Apricus Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (as amended through the effectiveness thereof, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale of 540,276 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issued or potentially issuable pursuant to the terms of the Settlement Agreement and Release dated as of September 23, 2013 (the “Settlement Agreement and Release”), by and between the TopoTarget A/S, a corporation organized under the laws of Denmark (the “Seller”), and the Company, as required by that certain Registration Rights and Transfer Restriction Agreement, dated as of September 23, 2013 (the “Registration Rights Agreement”), by and between the Seller and the Company. This opinion letter is delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuances of the Shares as contemplated by the Stock Purchase Agreement and as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinion below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement, the Settlement Agreement and Release and the Registration Rights Agreement.

For purposes of rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Settlement Agreement and Release, (iii) the Registration Rights Agreement, (iv) the articles of incorporation and bylaws of the Company, each as amended to date, and (v) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each natural person executing any of the documents we reviewed has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (iii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with all applicable terms and conditions set forth in the Settlement Agreement and Release, in exchange for the consideration required thereunder, and as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP